Exhibit 10.3

SECURITIES ESCROW AGREEMENT

THIS SECURITIES ESCROW AGREEMENT (the “Escrow Agreement”), dated as of September 17, 2008, is entered into by and among Sahara Media, Inc., a Delaware corporation (“Sahara”), the shareholders of Sahara listed on the signature pages hereto (the “Sahara Escrow Shareholders”), Mac Filmworks, Inc., a Delaware corporation whose stock is included for quotation on the Over-the-Counter Bulletin Board (“Pubco”), and Sichenzia Ross Friedman Ference LLP with an address at 61 Broadway, 32nd Floor, New York, NY 10006 (the “Escrow Agent”).

Capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement (as defined below).

WITNESSETH:

WHEREAS, the Sahara Escrow Shareholders collectively own 13,763,390 shares of Sahara’s aggregate 18,250,000 issued and outstanding shares of common stock, par value $0.00001 (“Sahara Common Stock”);

WHEREAS, Sahara has entered into a merger agreement (the “Merger Agreement”) with Pubco and Sahara Media Acquisitions, Inc., a Delaware corporation and a wholly owned subsidiary of Pubco (the “Acquirer”), pursuant to which, at Closing, the Acquirer shall be merged into and with Sahara, such that Sahara shall become a wholly owned subsidiary of Pubco (the “Merger”), and all outstanding shares of Sahara Common Stock shall automatically be cancelled and extinguished and converted into the right to receive one share of common stock of Pubco, par value $0.003 (the “Pubco Common Stock”) for one share of Sahara Common Stock (the “Acquisition Shares”);

WHEREAS, it is a condition precedent to the Closing of the Merger that Sahara Shareholders shall enter into an escrow agreement pursuant to which 5,000,000 of the Acquisition Shares shall be held in escrow;

WHEREAS, the Sahara Escrow Shareholders have agreed to place the Escrow Shares (as hereinafter defined) into escrow on the terms and conditions set forth in this Escrow Agreement in the event Pubco fails to achieve certain performance thresholds;

WHEREAS, Sahara, Pubco and the Sahara Escrow Shareholders have requested that the Escrow Agent hold the Escrow Shares on the terms and conditions set forth in this Escrow Agreement and the Escrow Agent has agreed to act as escrow agent pursuant to the terms and conditions of this Escrow Agreement.

NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

TERMS OF THE ESCROW

1.1. The parties hereby agree to establish an escrow account with the Escrow Agent whereby the Escrow Agent shall hold the Escrow Shares as contemplated by this Agreement.

1.2. Within five business days after the Effective Time of the Merger, the Sahara Escrow Shareholders shall deliver or cause to be delivered to the Escrow Agent stock certificates evidencing 5,000,000 shares of Pubco Common Stock (the “Escrow Shares”), in accordance with Schedule A hereto, along with stock powers executed in blank with signature medallion guaranteed.

1.3. The parties hereby agree that the Escrow Shares shall be delivered to the Sahara Escrow Shareholders, or returned to Pubco for cancellation, based on the achievement of Pubco performance thresholds as set forth below:

(i) In the event that Pubco has launched the online magazine Honeymag.com six months after the Closing Date (the “First Performance Threshold”), 20% of the Escrow Shares shall be released to the Sahara Escrow Shareholders. If the First Performance Threshold is met, within five business days of the date that is six months after the Closing Date, Pubco and the Sahara Escrow Shareholders shall provide written instructions to the Escrow Agent instructing the Escrow Agent to deliver 20% of the Escrow Shares to the Sahara Escrow Shareholders pro rata in accordance with Schedule A. The Escrow Agent shall deliver such Escrow Shares in accordance with such instructions. If the First Performance Threshold is not met, within five business days of the date that is six months after the Closing Date, Pubco and the Sahara Escrow Shareholders shall provide written instructions to the Escrow Agent to return 20% of the Escrow Shares to Pubco, and Pubco shall cancel such Escrow Shares forthwith. The Escrow Agent shall deliver such Escrow Shares in accordance with such instructions.

(ii) In the event that Pubco has launched the social network Thehivespot.com seven months after the Closing Date (the “Second Performance Threshold”), 20% of the Escrow Shares shall be released to the Sahara Escrow Shareholders. If the Second Performance Threshold is met, within five business days of the date that is seven months after the Closing Date, Pubco and the Sahara Escrow Shareholders shall provide written instructions to the Escrow Agent instructing the Escrow Agent to deliver 20% of the Escrow Shares to the Sahara Escrow Shareholders pro rata in accordance with Schedule A. The Escrow Agent shall deliver such Escrow Shares in accordance with such instructions. If the Second Performance Threshold is not met, within five business days of the date that is six months after the Closing Date, Pubco and the Sahara Escrow Shareholders shall provide written instructions to the Escrow Agent to return 20% of the Escrow Shares to Pubco, and Pubco shall cancel such Escrow Shares forthwith. The Escrow Agent shall deliver such Escrow Shares in accordance with such instructions.

(iii) In the event that, from the period from the launch of the online magazine Honeymag.com, until nine months after the Closing Date, the average number of monthly viewer impressions of Pubco’s online magazine Honeymag.com is at least 300,000 (the “Third Performance Threshold”), 20% of the Escrow Shares shall be released to the Sahara Escrow Shareholders. If the Third Performance Threshold is met, within five business days of the date that is nine months after the Closing Date, Pubco and the Sahara Escrow Shareholders shall provide written instructions to the Escrow Agent instructing the Escrow Agent to deliver 20% of the Escrow Shares to the Sahara Escrow Shareholders pro rata in accordance with Schedule A. The Escrow Agent shall deliver such Escrow Shares in accordance with such instructions. If the Third Performance Threshold is not met, within five business days after the date that is nine months after the Closing Date, Pubco and the Sahara Escrow Shareholders shall provide written instructions to the Escrow Agent to return 20% of the Escrow Shares to Pubco, and Pubco shall cancel such Escrow Shares forthwith. The Escrow Agent shall deliver such Escrow Shares in accordance with such instructions.

(iv) In the event that Pubco’s social networking site Thehivespot.com has at least 200,000 registered users on September 30, 2009 (the “Fourth Performance Threshold”), 20% of the Escrow Shares shall be released to the Sahara Escrow Shareholders. If the Fourth Performance Threshold is met, within five business days of September 30, 2009, Pubco and the Sahara Escrow Shareholders shall provide written instructions to the Escrow Agent instructing the Escrow Agent to deliver 20% of the Escrow Shares to the Sahara Escrow Shareholders pro rata in accordance with Schedule A. The Escrow Agent shall deliver such Escrow Shares in accordance with such instructions. If the Fourth Performance Threshold is not met, within five business days of September 30, 2009, Pubco and the Sahara Escrow Shareholders shall provide written instructions to the Escrow Agent to return 20% of the Escrow Shares to Pubco, and Pubco shall cancel such shares forthwith. The Escrow Agent shall deliver such Escrow Shares in accordance with such instructions.

(v) In the event that, Pubco either has revenue of at least $1,000,000 for the year ending December 31, 2009, or accounts receivable of at least $1,000,000 as of December 31, 2009, as disclosed in Pubco’s audited financial statements included in Pubco’s Form 10-K for the year ending December 31, 2009 filed with the Securities and Exchange Commission (the “Fifth Performance Threshold”), 20% of the Escrow Shares shall be released to the Sahara Escrow Shareholders. If the Fifth Performance Threshold is met, within five business days after the filing of Pubco’s Form 10-K for the year ending December 31, 2009, Pubco shall provide written instructions to the Escrow Agent instructing the Escrow Agent to deliver 20% of the Escrow Shares to the Sahara Escrow Shareholders pro rata in accordance with Schedule A. The Escrow Agent shall deliver such Escrow Shares in accordance with such instructions. If the Fifth Performance Threshold is not met, within five business days after the filing of Pubco’s Form 10-K for the year ending December 31, 2009, Pubco shall provide written instructions to the Escrow Agent to return 20% of the Escrow Shares to Pubco, and Pubco shall cancel such Escrow Shares forthwith. The Escrow Agent shall deliver such Escrow Shares in accordance with such instructions.

ARTICLE II

MISCELLANEOUS

2.1 Upon execution of this Agreement, Sahara shall pay Escrow Agent a total of $5,000 for all services rendered by Escrow Agent hereunder.

2.2 No waiver or any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

2.3 All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (i) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service), (ii) if mailed certified or registered mail return receipt requested, two (2) business days after being mailed, (iii) if delivered by overnight courier (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (iv) if delivered by facsimile transmission, on the business day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding business day (as evidenced by the printed confirmation of delivery generated by the sending party’s telecopier machine).  If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 2), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second business day the notice is sent (as evidenced by a sworn affidavit of the sender).  All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable.

If to Escrow Agent:             Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor,
New York, NY 10006
Attention: Marc Ross, Esq.
Tel No.:212-930-9700
Fax No.: 212-930-9725

If to Sahara:
Sahara Media, Inc.
75 Franklin Street, 2nd Floor
New York, NY 10013
Tel No. 212-465-3428
Fax No. 212-226-7451

With a copy to:

Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, NY 10006
Attention:  Marc Ross, Esq.
Tel. No.:  212-930-9700
Fax No.:  212-930-9725

If to Pubco:

Mac Filmworks, Inc.
75 Franklin Street, 2nd
FloorNew York, New York 10013
Fax: 212 226-7451
Phone: 212 465-3428

If to the Sahara Escrow Shareholders:

In accordance with the addresses listed on the signature pages hereto.

or to such other address and to the attention of such other person as any of the above may have furnished to the other parties in writing and delivered in accordance with the provisions set forth above.

2.4 This Escrow Agreement shall be binding upon and shall inure to the benefit of the permitted successors and permitted assigns of the parties.

2.5 This Escrow Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Escrow Agreement may not be modified, changed, supplemented or terminated nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein, provided, however, Section 1.3 of this Agreement may not be amended without the consent of the Sahara Escrow Shareholders, Pubco, the Escrow Agent and John Thomas Bridge & Opportunity Fund, which consent may not be unreasonably withheld.

2.6 Whenever required by the context of this Escrow Agreement, the singular shall include the plural and masculine shall include the feminine. This Escrow Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. Unless otherwise indicated, all references to Articles are to this Escrow Agreement.

2.7 The parties hereto expressly agree that this Escrow Agreement shall be governed by, interpreted under and construed and enforced in accordance with the laws of the State of New York, without regard to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. Any action to enforce, arising out of, or relating in any way to, any provisions of this Escrow Agreement shall only be brought in a state or Federal court sitting in New York City, Borough of Manhattan.

2.8 The Escrow Agent’s duties hereunder may be altered, amended, modified or revoked only by a writing signed by Pubco, the Sahara Escrow Shareholders, Sahara and the Escrow Agent.

2.9 The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent while acting in good faith and in the absence of gross negligence, fraud and willful misconduct, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent’s attorneys-at-law shall be conclusive evidence of such good faith, in the absence of gross negligence, fraud and willful misconduct.

2.10 The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

2.11 The Escrow Agent shall not be liable in any respect on account of the identity, authorization or rights of the parties executing or delivering or purporting to execute or deliver any documents or papers deposited or called for thereunder in the absence of gross negligence, fraud and willful misconduct.

2.12 The Escrow Agent shall be entitled to employ such legal counsel and other experts as the Escrow Agent may deem necessary properly to advise the Escrow Agent in connection with the Escrow Agent’s duties hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor which shall be paid by the Escrow Agent. The Escrow Agent has acted as legal counsel for Sahara, may continue to act as legal counsel for Sahara from time to time, and may act as legal counsel for Pubco from time to time, notwithstanding its duties as the Escrow Agent hereunder. Pubco and the Sahara Escrow Shareholders, as applicable, consent to the Escrow Agent in such capacity as legal counsel for Sahara and Pubco, as applicable, and waive any claim that such representation represents a conflict of interest on the part of the Escrow Agent. Pubco and the Sahara Escrow Shareholders understand that the Escrow Agent is relying explicitly on the foregoing provision in entering into this Escrow Agreement.

2.13 The Escrow Agent’s responsibilities as escrow agent hereunder shall terminate if the Escrow Agent shall resign by giving written notice to Pubco and the Sahara Escrow Shareholders. In the event of any such resignation, Pubco and the Sahara Escrow Shareholders shall appoint a successor Escrow Agent and the Escrow Agent shall deliver to such successor Escrow Agent any Escrow Shares and other documents held by the Escrow Agent. If Pubco and the Sahara Escrow Shareholders shall fail to appoint a successor Escrow Agent upon resignation of the Escrow Agent in accordance with this Section 2.13, the Escrow Agent is authorized and directed in the Escrow Agent’s sole discretion (1) to retain in the Escrow Agent’s possession the Escrow Shares and any other documents or property held by the Escrow Agent hereunder, until Pubco and the Sahara Escrow Shareholders appoint a successor Escrow Agent, or (2) to deliver the Escrow Shares and any other property and documents held by the Escrow Agent hereunder to a state or Federal court having competent subject matter jurisdiction and located in the City of New York, Borough of Manhattan, in accordance with the applicable procedure therefor.

2.14 If the Escrow Agent reasonably requires other or further instruments in connection with this Escrow Agreement or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

2.15 It is understood and agreed that should any dispute or question arise with respect to the delivery and/or ownership or right of possession of the documents or the Escrow Shares held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed in the Escrow Agent’s sole discretion (1) to retain in the Escrow Agent’s possession without liability to anyone all or any part of said documents or the Escrow Shares until such disputes or questions shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings or (2) to deliver the Escrow Shares and any other property and documents held by the Escrow Agent hereunder to a state or Federal court having competent subject matter jurisdiction and located in the City of New York, Borough of Manhattan, in accordance with the applicable procedure therefor.

2.16 Pubco, Sahara and the Sahara Escrow Shareholders agree to jointly and severally indemnify and hold harmless the Escrow Agent and its partners, employees, agents and representatives from any and all claims, liabilities, costs or expenses in any way arising from or relating to the duties or performance of the Escrow Agent hereunder or the transactions contemplated hereby or by the Merger Agreement other than any such claim, liability, cost or expense to the extent the same shall have been determined by final, unappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, fraud or willful misconduct of the Escrow Agent.

[Signature Page Follows]

[SIGNATURE PAGE TO SECURITIES ESCROW AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this 17th day of September, 2008.

Mac Filmworks, Inc.

By:	/s/ Dwayne Deslatte
Name: Dwayne Deslatte
Title: Chief Executive Officer

ESCROW AGENT:

Sichenzia Ross Friedman Ference LLP

By:	/s/ Marc Ross
Name: Marc Ross
Title: Partner

Sahara Media, Inc.

By:	/s/ Philmore Anderson IV
Name: Philmore Anderson IV
Title: Chief Executive Officer

SAHARA ESCROW SHAREHOLDERS:

SE, LLC

By:	/s/ Philmore Anderson IV
Name: Philmore Anderson IV
Title: Chief Executive Officer

Agreed and Accepted with Respect to Section 2.5 hereof:

John Thomas Bridge & Opportunity Fund

By:	/s/ George R. Jarkesy, Jr.
Name: George R. Jarkesy, Jr.
Title: Managing Partner

Schedule A

Sahara Escrow Shareholder	Escrow Shares
SE, LLC	5,000,000

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